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                                                                    Exhibit 10.4

             MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT,
               ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING

                                      from

                   AMERICAN ROCK SALT COMPANY LLC, a New York
                            limited liability company

                                       and

           LIVINGSTON COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a New York
                    public benefit corporation, collectively,
                                    Mortgagor

                                       to

                   MANUFACTURERS AND TRADERS TRUST COMPANY, a
                         New York corporation, Mortgagee

                           DATED AS OF MARCH 17, 2004
                       After recording, please return to:

                             Woods Oviatt Gilman LLP

                             700 Crossroads Building
                            Rochester, New York 14614
                       Attention: W. Stephen Tierney, Esq.

"THE MINERAL INTERESTS INCLUDED IN THE MORTGAGED PROPERTY WILL BE FINANCED AT THE MINES LOCATED ON THE PROPERTIES DESCRIBED IN SCHEDULE A-I AND SCHEDULE A-II HERETO, AND THIS INSTRUMENT IS TO BE FILED FOR RECORD AS A FINANCING STATEMENT, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS."

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             MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT,
                                   ASSIGNMENT
                     OF LEASES AND RENTS, AND FIXTURE FILING

     THIS MORTGAGE, ASSIGNMENT OF PRODUCTION, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS, AND FIXTURE FILING (this "Mortgage"), dated as of March 17, 2004 is made by AMERICAN ROCK SALT COMPANY LLC, a New York limited liability company (the "Company") whose address is 3846 Retsof Road, Retsof, New York 14539, and LIVINGSTON COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation of the state of New York (the "IDA"; the Company and the IDA are collectively referred to herein as "Mortgagor"), whose address is Livingston County Government Center, 6 Court Street, Room 201, Geneseo, New York 14454-1043, to MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as the Letters of Credit Issuer, arranger for the credit facilities, as administrative agent for the Lenders (as defined below), and as collateral agent for the Lenders, whose address is One M&T Plaza, Buffalo, New York 14240 (in such capacity, "Mortgagee"). References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

     A. The Company has entered into the Credit Agreement dated as of the date hereof (as the same may be amended, supplemented, restated, or otherwise modified from time to time, the "Credit Agreement") with Mortgagee and the several banks and other financial institutions from time to time parties thereto (the "Lenders"). The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     B. The IDA is the owner of the parcel(s) of real property described on Schedule A-I attached hereto (the "Leased Land"; such Land, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Leased Premises").

     C. The Company is the owner of a leasehold interest in the Leased Premises pursuant that Lease Agreement with the IDA dated September 1, 1998, as amended by Amendment No. 1 to Lease Agreement dated even date herewith ("Mortgaged Lease").

     D. The Company is the owner of certain mineral rights and interests in the real property described on Schedule A-II attached hereto (the "Salt Premises", the Leased Premises and the Salt Premises, collectively, the "Real Estate").

     E. Pursuant to the terms and conditions of the Credit Agreement, the Lenders have agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein in an amount not to exceed $62,141,113.50 (together with each obligation, term, covenant and condition to be performed or observed by the Company, any Subsidiary and/or Guarantor and/or the IDA under or in connection with the Credit Agreement or any other Loan Document, the "Obligations").

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     F. It is a condition precedent to the obligations of the Lenders to make the various extensions of credit under the Credit Agreement that the Mortgagor secure repayment of the Obligations by executing and delivering this Mortgage.

                                Granting Clauses

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure the Obligations:

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE ALL OF MORTGAGOR'S RIGHT, TITLE AND INTEREST, NOW HAD OR HEREAFTER ACQUIRED, IN AND TO:

          (A) the Real Estate;

          (B) the leasehold estate created under and by virtue of the Mortgaged Lease, any interest in any fee, greater or lesser title to the Leased Land and Improvements located thereon that Mortgagor may own or hereafter acquire (whether acquired pursuant to a right or option contained in the Mortgaged Lease or otherwise) and all credits, deposits, options, privileges and rights of Mortgagor under the Mortgaged Lease (including all rights of use, occupancy and enjoyment) and under any amendments, supplements, extensions, renewals, restatements, replacements and modifications thereof (including, without limitation, (i) the right to give consents, (ii) the right to receive moneys payable to Mortgagor, (iii) the right, if any, to renew or extend the Mortgaged Lease for a succeeding term or terms, (iv) the right, if any, to purchase the Leased Land and Improvements located thereon and (v) the right to terminate or modify the Mortgaged Lease); all of Mortgagor's claims and rights to the payment of damages arising under the Bankruptcy Code (as defined below) from any rejection of the Mortgaged Lease by the lessor thereunder or any other party;

          (C) the Improvements or any part thereof (whether owned in fee by Mortgagor or held pursuant to the Mortgaged Lease or otherwise) and all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

          (D) all options to acquire right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (E) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently

                                       -2-

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     owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph being referred to as the "Equipment");

          (F) the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

          (G) all leases, subleases, underlettings, partnerships (including mining partnerships), exploration agreements, surface use and damage agreements, subsidence agreements, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Agreements"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

          (H) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

          (I) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain,

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

     condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (J) (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

          (K) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; all capital, operating, reserve or similar accounts held by or on behalf of Mortgagor and related to the operation of the Mortgaged Property, whether now existing or hereafter arising and all monies held in any of the foregoing accounts and any certificates or instruments related to or evidencing such accounts;

          (L) all accounts and revenues arising from the operation of the Improvements including, without limitation, any right to payment now existing or hereafter arising for rental of space or for goods sold or leased or for services rendered, whether or not yet earned by performance, arising from the operation of the Improvements or any other facility on the Mortgaged Property; and

          (M) the Mines. "Mine or "Mines" shall mean all tangible property (whether now or hereafter existing or acquired, and whether real, personal, or mixed) located or found now or hereafter on, in, or under all or any part of the Real Estate (or any other lands any production from which, or profits or proceeds from such production, is attributed to any interest in the Real Estate) that now or hereafter is (together with all substitutions and replacements for, and all accessions, additions, and attachments to any thereof) used or useful in connection with mining salt or Other Minerals (which as used herein shall include ores and concentrates bearing the same) or in connection with any related activities, including, without limitation:

               (i) exploration for and evaluation of deposits of salt or Other Minerals;

               (ii) development, operation, shutdown, and closure (temporary and permanent) of a mine (whether an underground or a surface
                    mine);

               (iii) handling, processing, refining and beneficiation of salt or
                    Other Minerals, including, without limitation, crushing, screening, non-screen classifying, grinding, flotation, washing, gravity separation,

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                    magnetic separation, chemical leaching, thickening,
                    filtration, drying, calcining;

               (iv) storage of salt or Other Minerals;

               (v) transportation of salt or Other Minerals by any means, including, without limitation, haulage within a mine and from a mine to a mill or to any other handling, processing, beneficiation, storage, or marketing location, haulage between any of the foregoing locations, haulage of mine waste (including, without limitation, waste rock and overburden) and tailings, slag, and other wastes resulting from handling, processing, and beneficiation, and loading in connection with any haulage;

               (vi) marketing, and readying for market, salt or Other Minerals;

               (vii) disposal (temporary and permanent) of mine waste
                    (including, without limitation, waste rock and overburden) and tailings, slag, and other wastes from handling, processing, and beneficiation;

               (viii) monitoring, maintaining, restoring, and improving
                    environmental quality, including, without limitation, elimination, treatment, and mitigation of air and water pollution; and

               (ix) reclamation of lands and other natural resources affected by any of the foregoing activities.

          Without restricting the foregoing, "Mine" and/or "Mines" shall include, without limitation, the Real Estate and the following property (together with all substitutions and replacements for, and all accessions, additions and attachments to any thereof) now or hereafter used or useful in connection with mining salt or Other Minerals or in connection with related activities:

          (a) generally -- buildings; fixtures; equipment; facilities; machinery; tools; vehicles; goods; supplies; and inventory.

          specifically -- headframes; mine offices; maintenance and equipment repair shops; carpentry, tool, and electrical shops; parts and supplies warehouses; change houses; laboratory and assay facilities; ore bins; air compressors; electrical generators and buildings for same; dynamos; staff, workers', and families' living and eating facilities; ventilation shafts and ducts; fans; refrigeration units; underground workings (including, without limitation, adits, shafts, tunnels, crosscuts, laterals, drifts, raises, winzes, stopes, longwalls, and other openings to ore); pump rooms; underground hoist rooms; level stations; underground equipment and machinery storage and repair areas; escape shafts; ore storage areas; storehouses; hoist houses, drums, controls, and motors; wire rope for hoists; ore skips and man cars; timber; roof supports; track (including, without limitation, branch, cut-off, spur, industrial, switch, connecting, storage, yard, terminal, and other railroad tracks); roads and haulage ways; conveyor belts; electrical wire, apparatus, and controls (including, without limitation, transformers and switch boxes); pipe; water and fuel supply tanks and pumps; rolling stock, including locomotives and cars; mine vehicles; drills and related equipment; explosives and explosives storage facilities; continuous miner machines; mucking equipment; loaders and loading equipment; tipples; dewatering facilities, including pumps; sewage facilities; waste water treatment and disposal facilities; ditches, water drainage courses, dams, and silt ponds; wells for the extraction or injection of water or for the monitoring of water supply or quality; telephones and other communications equipment; pipelines (including, without limitation, slurry and pneumatic pipelines); tractors; scrapers; power shovels; backhoes; bucket-wheel excavators; draglines; dredges; haulage and water and maintenance trucks; inclined skips; graders; electrical power lines; mill or processing plants; loading docks; sluices; wells; augers; overburden, waste rock or spoil, and other mine wastes; load-haul-dump vehicles; conveyors (including, without limitation, screw and bucket conveyors); crushers (including, without limitation, jaw crushers, gyratory crushers, wire crushers, impact crushers, roll crushers, hammer mills, shredders, and roller mills); screens (including, without limitation, grizzlies); grinding mills (including, without limitation, ball mills, rod mills, autogenous mills and semi-autogenous mills); flotation circuits (including, without limitation, flotation cells, collection troughs and launders and flumes); washers (including, without limitation, hydrocyclones); gravity separation devices (including, without limitation, jigs, sluices, shaking tables, cones, spirals, vanners, and heavy liquids); magnets; leaching circuits; thickening tanks; filters (including, without limitation, drum, disk, belt, and plate filters); driers; kilns; converters; slag; tailings; and tailings ponds.

          (N) the Operating Equipment and Facilities. "Operating Equipment and Facilities" shall mean all surface or subsurface machinery, equipment, facilities, supplies or other property of whatsoever kind or nature now or hereafter located on or under any of the Real Estate which are useful for the production, processing, preparation, storage or transportation of salt or Other Minerals, including, but not by way of limitation, all items of personal property or fixtures comprising each Mine.

          (O) the Production Sale Contracts. "Production Sale Contracts" shall mean contracts, if any, now in effect, or hereafter entered into by Mortgagor, or entered into by Mortgagor's predecessors in interest, for the sale, purchase, exchange, supply, handling, processing, refining, beneficiation, marketing and/or transportation of salt or Other Minerals
     (i) produced from all or any part of the Real Estate or from any other lands any production from which, or profits or proceeds from such production, is attributable to any interest in the Real Estate or (ii) produced from other lands not encumbered by this Mortgage.

          (P) the Water Rights. "Water Rights" shall mean all now or hereafter existing or acquired water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights, whether evidenced or initiated by permit, decree, well registration, appropriation not decreed, water court application, shares of stock or other interests in mutual ditch or reservoir companies or carrier ditch or reservoir companies or otherwise, appertaining or appurtenant to or beneficially used or useful in connection with the Real Estate and/or each Mine, together with all pumps, well casings, wellheads, electrical installations, pumphouses, meters, monitoring systems, parshall flumes or other measuring devices, pipes, pipelines, and other structures or personal property which are or may be used to produce, regulate, measure, distribute, store, or use water from the said water and water rights, reservoirs and reservoir rights, ditches and ditch rights, wells and well rights.

          (Q) the salt and Other Minerals that are:

               (i)  on, in, or under, extending from or into--

               (ii) produced or to be produced from--

               (iii) stored, handled, processed, refined or beneficiated or to be stored, handled, processed, refined or beneficiated on--and/or

               (iv) transported or marketed or to be transported or marketed on or from--

               all or any part of the Lands or any other lands any production from which (or profits or proceeds from such production) is attributed to any interest in Lands or any interest described in Exhibit A-II;

          (R) and, in any event, all general intangibles, accounts, as-extracted collateral, contract rights, chattel paper, documents, goods, equipment, fixtures, inventory, instruments and proceeds, all as defined in the Uniform Commercial Code as in effect in New York State from time to time, together with any and all corrections or amendments to, or renewals, extensions or ratifications of, or replacements or substitutions for, any of the same, or any instrument relating thereto, and all contracts, contract rights, title instruments, title opinions, land status reports, title abstracts, title materials and information, files, records, writings, data bases, information, systems, maps, plats, surveys, geological and geophysical (including, without limitation, electrical, electromagnetic, gravity, and seismic), geochemical, and radiometric data and information, drilling data, test data, mineral samples (including, without limitation, drill cores), mineral assay reports, interpretative and analytical reports of any kind or nature (including, without limitation, reserve or deposit studies or evaluations), mine feasibility reports, mine development studies and plans, information concerning exploration and development of deposits of salt and Other Minerals (including information concerning mine operation, shutdown, and closure and concerning reclamation of lands and other resources affected by mining), environmental data and related information and reports and studies, computer hardware and software and all documentation therefor or relating thereto (including, without limitation, all licenses relating to or covering such computer hardware, software and/or documentation), trade secrets, business names and the goodwill of the business relating thereto, unpatented inventions, lease records (including rental and royalty payment records), the Permits and records and information concerning compliance with the Permits, mine development programs and budgets, financial statements and audits, reclamation plans and related data and reports, insurance policies, information and data and reports regarding the products and proceeds of mine operations (including, without limitation, quantities produced, proceeds from sale or other disposition, and disbursement of proceeds to persons entitled to a share thereof), information and data and reports regarding all aspects of any and all Mines (including, without limitation, transportation and marketing of mine products), rights-of-way, franchises, easements, servitudes, permits, licenses, tenements, hereditaments, appurtenances, condemnation awards, rents, royalties, overriding royalties, revenues, income, returns, issues, profits, products and proceeds, whether now or hereafter existing or arising, used or useful in connection with, covering, relating to, or arising from or in connection with, any of the aforesaid in this granting clause referenced, and all other things of value and incident thereto which Mortgagor might at any time have or be entitled to (including, without limitation, any and all liens, lien rights and security interests, and all properties, rights and interests, whether now or hereafter existing or arising, that may be used or useful in connection with mining salt or Other Minerals from all or any part of the Lands, or any other lands any production from which, or the profits or proceeds from such production, is attributed to any interest in the Lands or to any interest described in Schedule A-II, or in connection with any related activities),.

          (S) all proceeds, both cash and noncash, of the foregoing;

     All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (S) are collectively referred to as the "Mortgaged Property".

     TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are fully paid and fully performed.

                              Terms and Conditions

     Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

     1. Warranty of Title. Mortgagor warrants that it has good record title in fee simple to, or a valid leasehold interest in, the Real Estate, and good title to, or a valid leasehold interest in, the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy being issued to Mortgagee to insure the lien of this Mortgage (the "Permitted Exceptions"). Mortgagor shall warrant, defend and preserve such title and the lien of this Mortgage against all claims of all persons and entities. Mortgagor represents and warrants that (i) it has the right to mortgage the Mortgaged Property; (ii) the Mortgaged Lease is in full force and effect and Mortgagor is the holder of the lessee's or tenant's interest thereunder; (iii) the Mortgaged Lease has not been amended, supplemented or otherwise modified; (iv) Mortgagor has paid all rents and other charges to the extent due and payable under the Mortgaged Lease, is not in default under the Mortgaged Lease, has received no notice of default thereunder and knows of no material default thereunder; and
(v) the granting of this Mortgage does not violate the terms of the Mortgaged Lease nor is any consent under the Mortgaged Lease required to be obtained in connection with the granting of this Mortgage unless such consent has been obtained.

     2. Payment of Indebtedness. Mortgagor shall pay the indebtedness at the times and places and in the manner specified in the Credit Agreement and shall perform all the Obligations.

     3. Requirements. (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

          (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Leased Land constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

          (c) Do or cause to be done all things necessary to keep unimpaired Mortgagor's rights in the Real Estate and not, except in the ordinary course of Company's business or except as may be permitted under the terms of the Credit Agreement, abandon any Mine or forfeit, surrender or release any interest in any Mine or any rights in the Real Estate , without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed;

          (d) Cause each Mine and each mine opened hereafter to be regularly operated, maintained, developed and mined for salt and Other Minerals (to the extent of Mortgagor's interest therein) in a good and workmanlike manner as would a prudent salt mine operator and processor, and in accordance with generally accepted mining practices and applicable operating agreements, and, in all material respects, all applicable Permits, and federal, tribal, state and local laws, rules and regulations, excepting those laws, rules and regulations being promptly contested in good faith and by appropriate proceedings promptly initiated and diligently conducted and as to which adequate reserves in accordance with generally accepted accounting principles have been set aside in the event that such proceedings are unsuccessful and Mortgagor must comply with such laws, rules and regulations;

          (e) With respect to each Production Sale Contract,

               (1) Take, or cause to be taken, all actions (A) required by the terms thereof in order to maintain the continuing existence and validity thereof and the interests and rights created thereby and (B) necessary to prevent any default thereunder, unless such action would have an adverse effect on the business operations of the Company; and

               (2) Not enter into any amendments, modifications, waivers or consents with respect thereto which would substantially impair the value of such Production Sale Contracts to Mortgagor;

          (f) Cause to be paid, promptly as and when due and payable, all rentals and royalties payable in respect of the Real Estate, and all expenses incurred in or arising from the operation or development of the Real Estate;

          (g) Do all things necessary to maintain, preserve, protect and keep the Operating Equipment and Facilities and other personal property comprising a portion of a Mine in good repair, working order and condition (allowing, in the case of equipment, for ordinary wear and tear to the extent not preventable by regular maintenance) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times;

          (h) Obtain and keep in full force and effect all Agreements and Permits necessary to use, own, develop, occupy, operate and conduct exploration and production operations on the Real Estate;

          (i) Make all payments required by and substantially perform and comply with all material terms, provisions, covenants, conditions and agreements imposed upon or assumed by Mortgagor under any of the Agreements, including any amendments or supplements thereto, in order that the Agreements shall remain in full force and effect;

          (j) Not surrender, terminate or cancel, or suffer any termination or cancellation of, or consent to any material alteration, modification, amendment, supplement or change to or in, (1) any Agreement then being used in mining operations, or (2) any other Agreement, except as may be permitted under the terms of the Credit Agreement, without first obtaining Mortgagee's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed;

          (k) Do or cause to be done all acts necessary to ensure that at all times while any of the Obligations are outstanding the Real Estate contain or have the benefit of, whether through the ownership or assignment of Water Rights, sufficient water for the use, development, operation, exploration, production and processing on or in connection with the Real Estate.

     4. Payment of Taxes and Other Impositions. (a) Promptly when due, Mortgagor shall pay and discharge all Taxes of every kind and nature (including, without limitation, all taxes, payments in lieu of taxes, and fees), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee (i) original or copies of receipted bills and canceled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

          (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due. Any sums paid by Mortgagee in discharge of any Impositions shall be payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate.

          (c) Mortgagor shall not claim, demand or be entitled to receive any credit or credits toward the satisfaction of this Mortgage or on any interest payable thereon for any taxes assessed against the Mortgaged Property or any part thereof, and shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage.

          (d) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition.

          (e) Upon written notice to Mortgagor, Mortgagee after and during the occurrence of an Event of Default (as defined below) shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual Impositions. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

     5. Insurance. Mortgagor shall maintain or cause to be maintained on all of the Premises such insurance as set forth in the Credit Agreement. In addition, if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in amounts as are commonly carried by persons occupying or using like properties in the locality or localities in which the Real Estate is situated, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended.

Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide that it shall not be canceled, non-renewed or materially amended without 30-days' prior written notice to Mortgagee, and (ii) with respect to all property insurance, provide for deductibles not to exceed $250,000.00, contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable solely to Mortgagee (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by Mortgagee without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of A minus or higher and a financial size category as set forth in the Credit Agreement. Liability insurance policies shall name Mortgagee as additional insured and contain a waiver of subrogation against Mortgagee; all such policies shall indemnify and hold Mortgagee harmless form all liability claims occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways. The amounts of each insurance policy and the form of each insurance policy shall at all times be satisfactory to Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reasons whatsoever such insurance shall become unsatisfactory to Mortgagee, Mortgagor shall immediately obtain new or additional insurance satisfactory to Mortgagee. Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Mortgagee in all respects.

     (b) Mortgagor shall deliver to Mortgagee a copy of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Mortgagee, together with a copy of the declaration page for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance, (ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid", or accompanied by such other evidence of payment satisfactory to Mortgagee with standard non-contributory mortgage clauses in favor of and acceptable to Mortgagee. Mortgagor shall cause its insurance underwriter or broker to certify to Mortgagee in writing that all the requirements of this Mortgage governing insurance have been satisfied.

     (c) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

     (d) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

     (e) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give immediate notice thereof to Mortgagee. Provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss may be paid over to Mortgagor pursuant to the Credit Agreement.

     (f) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Obligations, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

     (g) Upon written notice to Mortgagor, Mortgagee after an Event of Default shall be entitled to require Mortgagor to pay monthly in advance to Mortgagee the equivalent of 1/12th of the estimated annual premiums due on such insurance. Mortgagee may commingle such funds with its own funds and Mortgagor shall not be entitled to interest thereon.

     (h) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

     6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage, the Permitted Exceptions, and except as permitted by the Credit Agreement, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

     7. Due on Sale. Except as provided in the Credit Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

     8. Maintenance; No Alteration: Inspection; Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed.

          (b) Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

          (c) Mortgagor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

     9. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Mortgagee elects not to participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

     10. Restoration. If, in accordance with the terms and provisions of the Credit Agreement, Mortgagee elects to release funds to Mortgagor for restoration of any of the Mortgaged Property, then such restoration shall be performed in accordance with the following conditions:

          (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and approved by Mortgagee;

          (ii) prior to making any advance of restoration funds, Mortgagee shall be satisfied that the remaining restoration funds are sufficient to complete the restoration and to pay all related expenses, including interest on the Obligations and real estate taxes on the Premises, during restoration;

          (iii) at the time of any disbursement of the restoration funds, (A) no Default (as defined below) shall then exist, (B) no mechanics' or materialmen's liens shall have been filed and remain undischarged, except those discharged by the disbursement of the requested restoration funds and (C) a satisfactory title search or "bring-down" certificate on the Premises shall be delivered to Mortgagee;

          (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence of the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Mortgagee;

          (v) with respect to each advance of restoration funds, Mortgagee may retain 10% of the amount of such advance as a holdback until the restoration is fully completed;

          (vi) the restoration funds shall bear no interest and may be commingled with Mortgagee's other funds; and

          (vii) any restoration funds remaining shall be retained by Mortgagee and may be applied by Mortgagee, in its sole discretion, to the Obligations in the inverse order of maturity.

     11. Leases. Except as permitted in the Credit Agreement, Mortgagor shall not (i) execute an assignment or pledge of any lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, execute or permit to exist any lease of any of the Mortgaged Property. As to any lease now in existence or subsequently consented to by Mortgagee, Mortgagor, except in the ordinary course of its business, shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such lease or permit any such action to be taken nor shall Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date. The provisions of this subsection are made with reference to Section 291-f of the Real Property Law of the State of New York.

     12. Further Assurances/Estoppel Certificates. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property necessary to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee. Mortgagor, within 5 business days after request, shall deliver, in form and substance satisfactory to Mortgagee, a written statement, duly acknowledged, setting forth the amount of the Obligations, and whether any offsets, claims, counterclaims or defenses exist against the Obligations and certifying as to such other matters as Mortgagee shall reasonably request.

     13. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee. To the extent that any such amounts or costs paid by Mortgagee shall constitute payment of (i) Impositions; (ii) premiums on insurance policies covering the Premises; (iii) expenses incurred in upholding or enforcing the lien of this Mortgage, including, but not limited to the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; (iv) costs of removal of or otherwise related to Hazardous Materials (as defined in Section 17 below) or asbestos; or (v) any amount, costs or charge to which Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such amounts or costs, together with interest thereon at the Default Rate, shall be added to the Obligations and shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in, or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

     14. Mortgagor's Existence, etc. Mortgagor shall do all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges under the laws of the state in which it was formed and its right to own property and transact business in each state in which the Real Estate is located. Mortgagor represents and warrants that Mortgagor is a duly organized and validly existing limited liability company, in good standing, and this Mortgage has been executed by a duly authorized member or officer thereof, as applicable. This Mortgage constitutes the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     15. Financial Statements; Certificates: Other Information. Mortgager shall deliver such financial statements as is required by the Credit Agreement.

     16. Notice of Certain Occurrences. Mortgagor shall give notice to Mortgagee promptly upon the occurrence of:

          (a) any Default or Event of Default;

          (b) any (i) default or event of default under any provision of any security issued by or any agreement, instrument or undertaking of Mortgagor or which binds Mortgagor or any property thereof (collectively, "Contractual Obligations") or (ii) litigation, investigation or proceeding which may exist at any time between Mortgagor and any Governmental Authority, which, with respect to both clauses (i) and (ii), could have a material adverse effect on the business, operations, property or financial or other condition of Mortgagor;

          (c) the commencement of any litigation or proceeding affecting Mortgagor or the Mortgaged Property or any part thereof in which the amount involved is $1,000,000 or more or in which injunctive or similar relief is sought; and

          (d) a Material Adverse Effect in the business, operations, property or financial or other condition of Mortgagor or the Mortgaged Property or any part thereof.

     17. Hazardous Material. (a) Neither Mortgagor nor, to the current actual knowledge of Mortgagor, any other person has ever caused or permitted any Hazardous Material (as defined below) to be placed, held, located or disposed of on, under or at the Premises, or any part thereof except in compliance with applicable laws, and the Premises has never been used (whether by Mortgagor or, to the current actual knowledge of Mortgagor, by any other person, including any tenant) as a dump site or storage (whether permanent or temporary) site for any Hazardous Material except in compliance with applicable laws.

          (b) Mortgagor represents that (i) to the best of Mortgagor's knowledge, without independent inquiry, and except as otherwise may be provided in that certain Phase I Environmental Site Assessment dated March 11, 2004 prepared by LCS, Inc., the Premises is free of all Hazardous Material except as such is in compliance with applicable environmental laws and (ii) the Premises has not been adversely affected by any Hazardous Material or is in violation of any applicable Legal Requirement of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning Hazardous Material.

          (c) Mortgagor shall comply with any and all applicable Legal Requirements governing the discharge and removal of Hazardous Material, shall pay immediately when due the costs of removal of any Hazardous Material causing a violation of applicable law, and shall keep the Premises free of any lien imposed pursuant to such Legal Requirements. In the event Mortgagor fails to do so, after notice to Mortgagor and the expiration of the earlier of (i) applicable cure periods hereunder, or (ii) the cure period permitted under the applicable Legal Requirement, Mortgagee may declare such failure an Event of Default and cause the Premises to comply with applicable laws and the cost of causing such compliance with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee. In addition, Mortgagor agrees not to allow the manufacture, storage, transmission, presence or disposal of any Hazardous Material over or upon the Premises except in accordance with applicable environmental laws. Mortgagee shall have the right at any time to conduct an environmental audit of the Premises and Mortgagor shall cooperate in the conduct of such environmental audit. Mortgagor shall give Mortgagee and its agents and employees access to the Premises to perform a response action to remove Hazardous Material causing a violation of applicable law. Mortgagor agrees to defend, indemnify and hold Mortgagee free and harmless from and against all loss, costs, damage and expense (including attorneys' fees and costs and consequential damages) Mortgagee may sustain by reason of (i) the imposition or recording of a lien by any Governmental Authority pursuant to any Legal Requirement relating to hazardous or toxic wastes or substances or the removal thereof ("Hazardous Material Laws"); (ii) claims of any private parties regarding violations of Hazardous Material Laws; (iii) costs and expenses (including, without limitation, reasonable attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Mortgagor or Mortgagee in connection with the removal of any such lien or in connection with Mortgagor's or Mortgagee's compliance with any Hazardous Material Laws; and (iv) the assertion against Mortgagee by any party of any claim in connection with Hazardous Material, except for Mortgagee's gross negligence.

          (d) For the purposes of this Mortgage, "Hazardous Material" means and includes any hazardous, nuclear, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, nuclear, toxic or dangerous waste, substance or material, as now or at any time in effect.

          (e) The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Obligations, notwithstanding any limitations on recourse which may be contained herein or in any Loan Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Mortgage by Mortgagee.

     18. Asbestos. Mortgagor shall not install or permit to be installed in the Premises friable asbestos or any substance containing asbestos and deemed hazardous by any Legal Requirement respecting such material, or any other building material deemed to be harmful, hazardous or injurious by relevant Legal Requirements and with respect to any such material currently present in the Premises shall promptly either (a) remove any material which such Legal Requirements deem harmful, hazardous or injurious and require to be removed or
(b) otherwise comply with such Legal Requirements, at Mortgagor's expense. If Mortgagor shall fail to so remove or otherwise comply, Mortgagee may declare an Event of Default and/or do whatever is necessary to eliminate such substances from the Premises or otherwise comply with the applicable Legal Requirement, and the costs thereof, with interest at the Default Rate, shall be immediately due from Mortgagor to Mortgagee. Mortgagor shall give Mortgagee and its agents and employees access to the Premises to remove such asbestos or substances. Mortgagor shall defend, indemnify, and save Mortgagee harmless from all loss, costs, damages and expense (including attorneys' fees and costs and consequential damages) asserted or proven against Mortgagee by any party, as a result of the presence of such substances or any removal or compliance with such Legal Requirements. The foregoing indemnification shall be a recourse obligation of Mortgagor and shall survive repayment of the Obligation, notwithstanding any limitation on recourse which may be contained herein or in any of the Loan Documents or the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Mortgage by Mortgagee.

     19. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

          (a) an Event of Default shall occur under the Credit Agreement;

          (b) upon the actual waste, removal or demolition of, any part of the Premises (other than necessary replacements of worn or obsolete Equipment or as otherwise permitted in the Credit Agreement); or

          (c) if (i) Mortgagor shall sell, transfer, convey, lease or assign the Mortgaged Property or any part thereof or any interest therein (by operation of law or otherwise) other than in accordance with the Credit Agreement.

     20. Remedies.

          (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, by notice to Mortgagor, Mortgagee may declare the Obligations (together with accrued interest thereon) and all other amounts payable under the Obligations, this Mortgage and the other Loan Documents to be immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

          (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Obligations, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale pursuant to Real Property Actions and Proceedings Law Article 14), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

          (ii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and maintain business activities and operations on the Mortgaged Property and every part thereof to preserve, protect or prepare the Mortgaged Property for sale or disposition. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

          (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

          (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

     21. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Obligations and documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

     22. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

     23. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Obligations, (ii) extend the maturity or alter any of the terms of the Obligations or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

          (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

          (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

          (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

     24. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State of New York. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Real Estate/Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties. This Mortgage shall likewise be a Financing Statement. This Mortgage shall be filed for record, among other places, in the real estate records of each county in which any portion of the Real Estate is situated, and, when filed in such counties, shall be effective as a financing statement covering fixtures located on salt and other mineral properties, which salt and other mineral properties (and accounts arising therefrom) and other as-extracted collateral are to be financed at the mines located on the Real Estate. At the option of Mortgagee, a carbon, photographic or other reproduction of this Mortgage or of any financing statement covering the Mortgaged Property or any portion thereof shall be sufficient as a financing statement and may be filed as such.

          (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of the Code; (iii) Mortgagor is the record owner of the Real Estate; and
(iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

          (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. Mortgagor shall from time to time, on request of Mortgagee, deliver to Mortgagee an inventory in reasonable detail of any of the Mortgaged Property which constitutes personal property. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

     25. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Obligations and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any). The agreement contained in this Section has been made with reference to section 291-f of the Real Property Law of the State of New York.

     26. Trust Funds. (a) Mortgagor shall receive the advances secured hereby subject to the trust fund provisions of Section 13 of the Lien Law of the State of New York.

          (b) All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Agreements not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

     27. Additional Rights. (a) The clauses and covenants contained in this Mortgage that are construed by Section 254 of the Real Property Law of the State of New York shall be construed as provided in those sections, except that the provisions of subsection 4 of such Section 254 shall not in any manner apply to or construe the provisions of this Mortgage; the additional clauses and covenants contained herein shall afford rights supplemental to and not exclusive of the rights conferred by the clauses and covenants construed by such Section 254 and shall not impair, modify, alter or defeat such rights (except that the provisions of this Mortgage governing insurance shall be exclusive of and shall be in substitution for the rights which would be conferred by the clauses and covenants construed by such subsection 4 of such Section 254), notwithstanding that such additional clauses and covenants may relate to the same subject matter or provide for different or additional rights in the same or similar contingencies as the clauses and covenants construed by such Section 254; the rights of Mortgagee arising under clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; no act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding, and in the event of any inconsistencies between the provisions of such Section 254 and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

          (b) The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any lease whether or not such lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the

Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

     28. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the holder of this Mortgage shall have the right to declare the Obligations due on a date to be specified by not less than 30 days' written notice to be given to Mortgagor unless within such 30-day period Mortgagor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Obligations and such assumption shall be permitted by law.

     29. Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been sufficiently given or served when given or served in accordance with the terms of the Credit Agreement.

     30. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

     31. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Obligations or Loan Documents, the obligations of Mortgagor and of any other obligor under the Obligations or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

     32. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

     33. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

     34. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend credit, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniem which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

     35. Expenses; Indemnification. (a) Mortgagor shall pay or reimburse Mortgagee for all expenses incurred by Mortgagee before and after the date of this Mortgage with respect to any and all transactions contemplated by this Mortgage including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Mortgage, the delivery of any consent, non-disturbance agreement or similar document in connection with this Mortgage or the enforcement of any of Mortgagee's rights. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professional's, accountants' and attorneys' fees and disbursements. Mortgagor acknowledges that from time to time Mortgagor may receive statements for such expenses, including without limitation attorneys' fees and disbursements. Mortgagor shall pay such statements promptly upon receipt.

          (b) If (i) any action or proceeding shall be commenced by Mortgagee (including but not limited to any action to foreclose this Mortgage or to collect the Obligations ), or any action or proceeding is commenced to which Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company), or in which Mortgagee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Mortgage or Mortgagee's lending to Mortgagor or acceptance of a guaranty from any Guarantor of the Obligations or any of the transactions contemplated by this Mortgage, then Mortgagor will immediately reimburse or pay to Mortgagee all of the expenses which have been or may be incurred by Mortgagee with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and following the occurrence of a Default any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the Obligations, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

          (c) Mortgagor shall indemnify and hold harmless Mortgagee and Mortgagee's affiliates, and the respective directors, officers, agents and employees of Mortgagee and its affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Mortgage, the Mortgaged Property or the occupancy, ownership, maintenance or management of the Mortgaged Property by Mortgagor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Mortgagor. This indemnification shall be in addition to any other liability which Mortgagor may otherwise have to Mortgagee.

     36. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

     37. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

     38. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State of New York. Mortgagor hereby irrevocably agrees that any legal action, suit, or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Mortgage or the other Loan Documents or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States Courts for the Western District of New York, or in the courts of the State of New York, as Mortgagee may elect, and, by execution and delivery of this Mortgage, Mortgagor hereby irrevocably accepts and submits to the nonexclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action, suit or proceeding for itself and in respect of its property. Mortgagor further agrees that final judgment against it in any action, suit, or proceeding referred to herein shall be conclusive and may be enforced in any other jurisdiction, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

     39. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder and all rights to have any such suit consolidated with any separate suit, action or proceeding.

     40. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any subsequent holder of the instrument evidencing any of the Obligations," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

     41. Limitation of Liability. (a) No recourse shall be had for the enforcement of any obligation, promise or agreement of the IDA contained herein or contemplated hereby or in or contemplated by the other documents or executed in connection herewith or for any claim based hereon or thereon or otherwise in respect hereof or thereof against any director, officer, agent (other than the Company), attorney or employee, as such, in his individual capacity, past, present or future, of the IDA or of any successor entity, either directly or through the IDA or any successor entity whether by virtue of any constitutional provision, statute or rule of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise. No personal liability whatsoever shall attach to, or be incurred by, any director, officer, agent (other than the Company), attorney or employee as such, past, present or future, of the IDA or any successor entity, either directly or through the IDA or any successor entity, under or by reason of any of the obligations, promises or agreements entered into between the IDA and the Mortgagee, whether herein contained or to be implied herefrom as being supplemental hereto; and all personal liability of that character against every such director, officer, agent (other than the Company), attorney and employee is, by the execution of this Mortgage and as a condition of, and as part of the consideration for, the execution of this Mortgage, expressly waived and released.

          (b) Notwithstanding any representation or statement to the contrary contained herein or in any of the other documents executed in connection herewith, the obligations and agreements of the IDA contained herein or contemplated hereby and in or contemplated by any other document executed in connection herewith, and any other instrument or document supplemental thereto shall be deemed the obligations and agreements of the IDA, and not of any member, officer, agent (other than the Company) or employee of the IDA in his individual capacity, and the members, officers, agents (other than the Company) and employees shall not be liable personally hereof or thereon or be subject to any personal liability or accountability based upon or in respect hereof or thereof or of any transaction contemplated hereby or thereby. The obligations and agreements of the IDA contained herein shall not constitute or give rise to an obligation of the State of New York or the County of Livingston, New York and neither the State of New York nor the County of Livingston, New York shall be liable thereon, and further, such obligations and agreements shall not constitute or give rise to a general obligation of the IDA, but rather shall constitute limited obligations of the IDA payable solely from the revenues of the IDA derived and to be derived from the sale or other disposition of the Mortgaged Property (except for revenues derived by the IDA with respect to the Unassigned Rights). The IDA shall not be obligated to take any action pursuant to any provision hereof and no order or decree of specific performance with respect to any of the obligations of the IDA hereunder shall be sought or enforced against the IDA unless (1) the party seeking such order or decree shall first have requested the IDA in writing to take the action sought in such order or decree of specific performance, and 10 days shall have elapsed from the date of receipt of such request, and the IDA shall have refused to comply with such request (or if compliance therewith would reasonably be expected to take longer than 10 days, shall have failed to institute and diligently pursue action to cause compliance with such request) or failed to respond within such notice period, and (2) if the IDA refused to comply with such request and the IDA's refusal to comply is based on its reasonable expectation that it will incur fees and expenses, the party seeking such order or decree shall have placed in an account with the IDA an amount or undertaking sufficient to cover such reasonable fees and expenses, and (3) if the IDA refuses to comply with such request and the IDA's refusal to comply is based on its reasonable expectation that it or any of its members, officers, agents (other than the Company) or employees shall be subject to potential liability, the party seeking such order or decree shall (a) agree to indemnify and hold harmless the IDA and its members, officers, agents (other than the Company) and employees against any liability incurred as a result of its compliance with such demand and (b) if requested by the IDA shall furnish to the IDA satisfactory security to protect the IDA and its members, officers, agents (other than the Company) and employees against all liability, expected to be incurred as a result of compliance with such request.

          (c) The IDA covenants that it will record or cause this Mortgage to be duly recorded in all offices where recordation thereof is necessary.

     42. Option Premises Provisions. (a) Mortgagor shall pay or cause to be paid all charges, fees, or payments arising in connection with the acquisition of or required under the Option Agreements listed on Schedule A-II attached hereto (the "Options") as and when the same are due and shall promptly and faithfully perform or cause to be performed all other material terms, obligations, covenants, conditions, agreements, indemnities, representations, warranties or liabilities of the optionee under the Options. Mortgagor shall not (i) in any manner, cancel, terminate or surrender, or permit the cancellation, termination or surrender of any of the Options, in whole or in part, (ii) either orally or in writing, modify, amend or permit any modification or amendment of any of the terms of the Options or (iii) permit the subordination of the Options to any mortgage and any attempt to do any of the foregoing shall be null and void and of no effect and shall constitute an Event of Default hereunder.

          (b) Mortgagor does hereby authorize and irrevocably appoint and constitute Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to take any and all actions deemed necessary or desirable by Mortgagee to perform and comply with all the obligations of the Mortgagor under the Options, and to do and take, but without any obligation so to do, any action which Mortgagee deems necessary or desirable to prevent or cure any default by the Mortgagor under the Options. All sums so expended by Mortgagee, with interest thereon at the Default Rate from the date of each such expenditure, shall be paid by Mortgagor to Mortgagee promptly upon demand by Mortgagee. Mortgagor shall, within five (5) Business Days (as defined in the Credit Agreement) after written request by Mortgagee, execute and deliver to Mortgagee, or to any person designated by Mortgagee, such further instruments, agreements, powers, assignments, conveyances or the like as may be necessary to complete or perfect the interest, rights or powers of Mortgagee pursuant to this paragraph.

          (c) If any action or proceeding shall be instituted to cancel or terminate the Options or any part thereof or interest therein or any action or proceeding otherwise affecting the Options or this Mortgage shall be instituted, then Mortgagor shall, immediately after receipt deliver to Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or proceeding.

          (d) Mortgagor covenants and agrees that the fee title to the Option Premises and the real property interest created under the Options shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Mortgagor or a third party by purchase or otherwise; and in case Mortgagor acquires the fee title or any other estate, title or interest in and to the Option Premises or to the mineral rights and interests thereto, the lien of this Mortgage shall, without further conveyance, simultaneously with such acquisition, be spread to cover and attach to such acquired estate and as so spread and attached shall be prior to the lien of any mortgage placed on the acquired estate after the date of this Mortgage.

          (e) Mortgagor shall, within ten (10) days after written demand from Mortgagee, deliver to Mortgagee proof of payment of all items or performance of all actions that are required to be paid or performed under the Options, including, without limitation, any expenses or charges incurred in connection with removing construction debris and restoring the Option Premises.

     43. Nonresidential. THIS MORTGAGE DOES NOT COVER REAL PROPERTY PRINCIPALLY IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS, EACH HAVING ITS OWN SEPARATE COOKING FACILITIES.

     44. Assignment of Production. (a) Mortgagor hereby (a) transfers, assigns, warrants and conveys to Mortgagee, effective as of the date hereof, at 7:00 A.M., local time, all salt and Other Minerals (to the extent of Mortgagor's interest therein) which are thereafter produced from and which accrue to, the Mortgaged Property, and all proceeds therefrom, and (b) gives to and confers upon Mortgagee the right, power and authority to collect such salt and Other Minerals and proceeds. Mortgagor irrevocably appoints Mortgagee its true and lawful attorney-in-fact, at the option of Mortgagee at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Mortgagor or Mortgagee, for all such salt and Other Minerals and proceeds and apply the same to the payment of the Obligations; provided, however, that Mortgagor shall have the right to collect such salt and Other Minerals and proceeds (but not more than one month in advance) prior to or at any time there is not occurring a Default or an Event of Default. Subject to the foregoing, all parties producing, purchasing or receiving any such salt or Other Minerals, or having such, or proceeds therefrom, in their possession for which they or others are accountable to Mortgagee by virtue of the provisions of this Article, are authorized and directed to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in Mortgagor's place and stead to receive such salt and Other Minerals and all proceeds therefrom; and said parties and each of them shall be fully protected in so treating and regarding Mortgagee and shall be under no obligation to see to the application by Mortgagee of any such proceeds or payments received by it. The assignment of the salt and Other Minerals, and proceeds in this section is intended to be an absolute assignment from Mortgagor to Mortgagee and not merely the granting or passing of a security interest. Such salt and Other Minerals and proceeds are hereby assigned absolutely by Mortgagor to Mortgagee contingent with respect to collection only upon the occurrence of an Event of Default.

          (b) Upon the occurrence of any Default or Event of Default, Mortgagee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, enter upon and take possession of the Mortgaged Property, or any part thereof, and in its own name sue for or otherwise collect such salt and Other Minerals and proceeds, including those past due and unpaid and apply the same, less costs and expenses of operation and collection, including reasonable attorneys' fees, upon any of the Obligations, and in such order as Mortgagee may determine. The collection of such salt and Other Minerals and proceeds, or the entering upon and taking possession of the Mortgaged Property, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to notice of default.

          (c) All payments of proceeds received by Mortgagee pursuant to this section shall be applied as provided in the Credit Agreement and Loan Documents.

          (d) Mortgagee is hereby absolved from all liability for failure to enforce collection of any proceeds so assigned (and no such failure shall be deemed to be a waiver of any right of Mortgagee under this section) and from all other responsibility in connection therewith, except for liability arising out of Mortgagee's gross negligence or willful misconduct following Mortgagee's commencement of collection efforts and except for the responsibility to account to Mortgagor for funds actually received.

          (e) Nothing herein contained shall detract from or limit the absolute obligation of Mortgagor to make payment of the Obligations regardless of whether the proceeds assigned by this section are sufficient to pay the same, and the rights under this section shall be in addition to all other security now or hereafter existing to secure the payment and performance of the Obligations.

          (f) Notwithstanding the other provisions of this section, and in addition to the other rights hereunder, Mortgagee or any receiver appointed in judicial proceedings for the enforcement of this Mortgage shall have the right to receive all salt and Other Minerals herein assigned and the proceeds therefrom after any item of Obligations has been declared due and payable in accordance with the provisions of this Mortgage and the Credit Agreement and to apply all of said proceeds as provided therein.

          (g) Mortgagor shall indemnify Mortgagee against all claims, actions, liabilities, judgments, costs, attorneys' fees or other charges of whatsoever kind or nature (all hereinafter in this section called "claims") made against or incurred by them or any of them as a consequence of or in any way related to any of the Loan Documents, or the assertion, either before or after the payment in full of the Obligations, that they or any of them received the salt and Other Minerals herein assigned or the proceeds thereof claimed by third persons, and Mortgagee shall have the right to defend against any such claims, employing attorneys therefor, and unless furnished with reasonable indemnity, they or any of them shall have the right to pay or compromise and adjust all such claims. Mortgagor will indemnify and pay to Mortgagee any and all such amounts as may be paid in respect thereof or as may be successfully adjudged against Mortgagee. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Mortgagor hereby agrees to make the maximum contribution to the payment and satisfaction of the claims which is permissible under applicable law. The obligations of Mortgagor as hereinabove set forth in this section shall survive the release, termination, foreclosure or assignment of this Mortgage or any sale hereunder.

     45. Mortgaged Lease Provisions. (a) Mortgagor shall pay or cause to be paid all rent and other charges required under the Mortgaged Lease as and when the same are due and shall promptly and faithfully perform or cause to be performed all other material terms, obligations, covenants, conditions, agreements, indemnities, representations, warranties or liabilities of the lessee under the Mortgaged Lease. Mortgagor shall not (i) in any manner, cancel, terminate or surrender, or permit the cancellation, termination or surrender, of the Mortgaged Lease, in whole or in part, (ii) either orally or in writing, modify, amend or permit any modification or amendment of any of the terms of the Mortgaged Lease without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, or (iii) after the date hereof, permit the subordination of the Mortgaged Lease to any mortgage and any attempt to do any of the foregoing shall be null and void and of no effect and shall constitute an Event of Default hereunder.

          (b) Mortgagor shall do, or cause to be done, all things necessary to preserve and keep unimpaired all rights of Mortgagor as lessee under the Mortgaged Lease, and to prevent any default under the Mortgaged Lease, or any termination, surrender, cancellation, forfeiture, subordination or impairment thereof. Mortgagor does hereby authorize and irrevocably appoint and constitute Mortgagee as its true and lawful attorney-in-fact, which appointment is coupled with an interest, in its name, place and stead, to take any and all actions deemed necessary or desirable by Mortgagee to perform and comply with all the obligations of Mortgagor under the Mortgaged Lease, and to do and take, but without any obligation so to do, after ten (10) days' notice to Mortgagor, any action which Mortgagee deems necessary or desirable to prevent or cure any default by Mortgagor under the Mortgaged Lease, to enter into and upon the Premises or any part thereof to such extent and as often as Mortgagee, in its sole discretion, deems necessary or desirable in order to prevent or cure any default of Mortgagor pursuant thereto, to the end that the rights of Mortgagor in and to the leasehold estate created by the Mortgaged Lease shall be kept unimpaired and free from default All sums so expended by Mortgagee, with interest thereon at the Default Rate from the date of each such expenditure, shall be paid by Mortgagor to Mortgagee promptly upon demand by Mortgagee. Mortgagor shall, within five (5) business days after written request by Mortgagee, execute and deliver to Mortgagee, or to any person designated by Mortgagee, such further instruments, agreements, powers, assignments, conveyances or the like as may be necessary to complete or perfect the interest, rights or powers of Mortgagee pursuant to this paragraph.

          (c) Mortgagor shall enforce the obligations of the lessor under the Mortgaged Lease and shall promptly notify Mortgagee in writing of any material default by either the lessor or Mortgagor in the performance or observance of any of the terms, covenants and conditions contained in the Mortgaged Lease. Mortgagor shall deliver to Mortgagee, within ten (10) business days after receipt, a copy of any material notice, demand, complaint or request for compliance made by the lessor under the Mortgaged Lease. If the lessor shall deliver to Mortgagee a copy of any notice of default given to Mortgagor, such notice shall constitute full authority and protection to Mortgagee for any actions taken or omitted to be taken in good faith by Mortgagee on such notice.

          (d) If any action or proceeding shall be instituted to evict Mortgagor or to recover possession of the Mortgaged Property from Mortgagor or any part thereof or interest therein or any action or proceeding otherwise affecting the Mortgaged Lease or this Mortgage shall be instituted, then Mortgagor shall, immediately after receipt deliver to Mortgagee a true and complete copy of each petition, summons, complaint, notice of motion, order to show cause and all other pleadings and papers, however designated, served in any such action or proceeding.

          (e) Mortgagor covenants and agrees that the fee title to the Leased Land and the leasehold estate created under the Mortgaged Lease shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in Mortgagor or a third party by purchase or otherwise; and in case Mortgagor acquires the fee title or any other estate, title or interest in and to the Leased Land, the lien of this Mortgage shall, without further conveyance, simultaneously with such acquisition, be spread to cover and attach to such acquired estate and as so spread and attached shall be prior to the lien of any mortgage placed on the acquired estate after the date of this Mortgage.

          (f) No release or forbearance of any of Mortgagor's obligations under the Mortgaged Lease, pursuant to the Mortgaged Lease or otherwise, shall release Mortgagor from any of its obligations under this Mortgage, including its obligations to pay rent and to perform all of the terms, provisions, covenants, conditions and agreements of the lessee under the Mortgaged Lease.

          (g) Except as required below with respect to renewals and extensions of the Mortgaged Lease, Mortgagor shall not make any election or give any consent or approval under the Mortgaged Lease without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld. Upon the occurrence of any Event of Default hereunder, all such rights, together with the right to terminate or to modify the Mortgaged Lease, which have been assigned for collateral purposes to Mortgagee, shall automatically vest exclusively in and be exercisable solely by Mortgagee.

          (h) Mortgagor will give Mortgagee prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of the Mortgaged Lease involving amounts in excess of $250,000 on a present value basis. So long as no Event of Default shall have occurred and be continuing hereunder, Mortgagor may conduct such proceeding provided that (i) Mortgagee shall have the right to intervene and participate in any such proceeding, (ii) Mortgagor shall confer with Mortgagee, and (iii) Mortgagor shall exercise all rights of arbitration conferred upon it by the Mortgaged Lease; provided, however, that automatically upon the occurrence of an Event of Default and for so long as it shall be continuing Mortgagee shall have the sole authority to conduct the proceeding. Nothing contained herein shall obligate Mortgagee to participate in such proceeding.

          (i) Mortgagor shall, within ten (10) days after written demand from Mortgagee, deliver to Mortgagee proof of payment of all items that are required to be paid by Mortgagor under the Mortgaged Lease, including, without limitation, rent, taxes, operating expenses and other charges.

          (j) To the fullest extent permitted by law, the lien of this Mortgage shall attach to all of Mortgagor's rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. (S) 365(h), as the same may hereafter be amended (the "Bankruptcy Code"), including, without limitation, all of Mortgagor's rights to remain in possession of the Leased Land. Mortgagor shall not, without Mortgagee's prior written consent, elect to treat the Mortgaged Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code. Any such election made without Mortgagee's consent shall be void.

          (k) Mortgagee shall have the right to proceed in its own name or in the name of Mortgagor in respect of any claim, suit, action or proceeding relating to the rejection of the Mortgaged Lease by the lessor or any other party, including, without limitation, the right to file and prosecute under the Bankruptcy Code, without joining or the joinder of Mortgagor, any proofs of claim, complaints, motions, applications, notices and other documents. Any amounts received by Mortgagee as damages arising out of the rejection of the Mortgaged Lease as aforesaid shall be applied first to all costs and expenses of Mortgagee (including, without limitation, attorneys' fees) incurred in connection with the exercise of any of its rights or remedies under this paragraph. Mortgagor acknowledges that the assignment of all claims and rights to the payment of damages from the rejection of the Mortgaged Lease made under the granting clauses of this Mortgage constitutes a present irreversible and unconditional assignment and Mortgagor shall, at the request of Mortgagee, promptly make, execute, acknowledge and deliver, in form and substance satisfactory to Mortgagee, a UCC Financing Statement (Form UCC-1) and all such additional instruments, agreements and other documents, as may at any time hereafter be required by Mortgagee to carry out such assignment.

          (l) If pursuant to Subsection 365(h)(2) of the Bankruptcy Code, Mortgagor shall seek to offset against the rent reserved in the Mortgaged Lease the amount of any damages caused by the nonperformance by the lessor or any other party of any of their respective obligations under such Mortgaged Lease after the rejection by the lessor or such other party of such Mortgaged Lease under the Bankruptcy Code, then Mortgagor shall, prior to effecting such offset, notify Mortgagee of its intent to do so, setting forth the amount proposed to be so offset and the basis therefor. Mortgagee shall have the right to object to all or any part of such offset that, in the reasonable judgment of Mortgagee, would constitute a breach of such Mortgaged Lease, and in the event of such objection, Mortgagor shall not effect any offset of the amounts found objectionable by Mortgagee. Neither Mortgagee's failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Mortgagee.

          (m) If any action, proceeding, motion or notice shall be commenced or filed in respect of the lessor under the Mortgaged Lease or any other party or in respect of the Mortgaged Lease in connection with any case under the Bankruptcy Code, then Mortgagee shall have the option, exercisable upon notice from Mortgagee to Mortgagor, to conduct and control any such litigation with counsel of Mortgagee's choice. Mortgagee may proceed in its own name or in the name of Mortgagor in connection with any such litigation, and Mortgagor agrees to execute any and all powers, authorizations, consents or other documents required by Mortgagee in connection therewith. Mortgagor shall, upon demand, pay to Mortgagee all costs and expenses (including attorneys' fees) paid or incurred by Mortgagee in connection with the prosecution or conduct of any such proceedings. Mortgagor shall not commence any action, suit, proceeding or case, or file any application or make any motion, in respect of the Mortgaged Lease in any such case under the Bankruptcy Code without the prior written consent of Mortgagee.

          (n) Mortgagor shall, after obtaining knowledge thereof, promptly notify Mortgagee of any filing by or against the lessor or other party with an interest in the Real Estate of a petition under the Bankruptcy Code. Mortgagor shall promptly deliver to Mortgagee, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Mortgagor in connection with any such petition and any proceedings relating thereto.

          (o) If there shall be filed by or against Mortgagor a petition under the Bankruptcy Code and Mortgagor, as lessee under the Mortgaged Lease, shall determine to reject the Mortgaged Lease pursuant to Section 365(a) of the Bankruptcy Code, then Mortgagor shall give Mortgagee not less than twenty (20) days' prior notice of the date on which Mortgagor shall apply to the Bankruptcy Court for authority to reject the Mortgaged Lease. Mortgagee shall have the right, but not the obligation, to serve upon Mortgagor within such twenty (20) day period a notice stating that Mortgagee demands that Mortgagor assume and assign the Mortgaged Lease to Mortgagee pursuant to Section 365 of the Bankruptcy Code. If Mortgagee shall serve upon Mortgagor the notice described in the preceding sentence, Mortgagor shall not seek to reject such

Mortgaged Lease and shall comply with the demand provided for in the preceding sentence. In addition, effective upon the entry of an order for relief with respect to Mortgagor under the Bankruptcy Code, Mortgagor hereby assigns and transfers to Mortgagee a non-exclusive right to apply to the Bankruptcy Court under subsection 365(d)(4) of the Bankruptcy Code for an order extending the period during which the Mortgaged Lease may be rejected or assumed.

          (p) Mortgagor shall request and use its best efforts to furnish to Mortgagee, from time to time upon receipt of reasonable notice from Mortgagee, in form and substance reasonably satisfactory to Mortgagee, estoppel certificate from the lessor under the Mortgaged Lease with respect to such Mortgaged Lease.

          (q) If the Mortgaged Lease shall be terminated prior to the natural expiration of its term, and if, pursuant to any provision of the Mortgaged Lease or otherwise, Mortgagee or its designee shall acquire from the lessor under such Mortgaged Lease a new lease of the Real Estate or any part thereof, Mortgagor shall have no right, title or interest in or to such new lease or the leasehold estate created thereby, or renewal privileges therein contained.

     46. Mortgagee Rights. (a) In connection with any foreclosure proceedings, whether completed or not, Mortgagee may employ such attorneys or other professionals as Mortgagee in its sole discretion determine to be necessary in connection with the exercise of any powers hereunder or the discharge of any duties hereunder. Additionally, Mortgagee may obtain such title reports, surveys, appraisals, tax histories, assessments and reports as they reasonably deem necessary. All costs and expenses in connection therewith shall be payable as provided under the terms of this Mortgage.

          (b) Mortgagee shall have no liability or responsibility for, and make no warranties in connection with, the validity or enforceability of any document evidencing the Obligations, or the description, value or status of title to the Mortgaged Property. Mortgagee shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document which Mortgagee believes to be genuine and to have been signed by the party or parties purporting to sign the same. Mortgagee shall not be liable for any error of judgment, nor any act done or step taken or admitted, nor for any mistakes of law or fact, nor for anything which Mortgagee may do or refrain from doing in good faith, nor shall Mortgagee have any accountability hereunder except for willful misconduct or gross negligence. The powers and duties of Mortgagee hereunder may be exercised through such attorneys, agents or servants as Mortgagee may appoint and Mortgagee shall have no liability or responsibility for any act, failure to act, negligence or willful misconduct of such attorney, agent or servant so long as they were selected with reasonable care. In addition, Mortgagee may consult with legal counsel selected by it and Mortgagee shall have no liability or responsibility by reason of any act or failure to act in accordance with the opinions of such counsel. Mortgagee may act hereunder and may sell or otherwise dispose of the Mortgaged Property or any part thereof as herein provided, although Mortgagee has been, may now be or may hereafter be, an agent of the beneficial owners of this Mortgage, in respect of any matter of business whatsoever. Mortgagee may act through its agent or attorney and it shall not be necessary for Mortgagee to be present in person at any foreclosure sale under this Mortgage.

     47. Article and Section Headings. The article and section headings in this Mortgage are inserted for convenience of reference and shall not be considered a part of this Mortgage or used in its interpretation.

     48. Execution in Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which are identical, except that, to facilitate recordation or filing, in any particular counterpart portions of Schedule A-I or A-II hereto which describe properties situated in counties other than the county in which such counterpart is to be recorded or filed may have been omitted.

     49. Recording References in Schedule A-I and Schedule A-II. All recording references in Schedule A-I and Schedule A-II hereto are to the official real property records of the county in which the affected land is located. Unless otherwise indicated herein (a) the leases, licenses or other instruments of title described in Schedule A-I and Schedule A-II cover all salt in and under the Real Estate; (b) Mortgagor owns all of the interest of the lessee under each lease comprising the Mortgaged Property and (c) the leases, licenses or other instruments provide for the payment of landowners' royalties with respect to all salt and Other Minerals produced, saved and marketed from the Real Estate.

     50. Conflicting Terms. When the terms and provisions contained herein in any way conflict with the terms and provisions contained in the Credit Agreement, the terms and provisions herein contained shall prevail, and, in the event of any overlapping and consistent terms, covenants and conditions, insofar as possible, the terms, covenants and conditions contained herein and in the Credit Agreement shall both be applicable.

     51. Subordinate Creditor. U.S. Bank National Association, not in its individual capacity but solely as Trustee, (the "Trustee") is the holder of a Mortgage, Assignment of Production, Security Agreement, Assignment of Leases and Rents, and Fixture Filing in the original principal sum of $100,000,000 dated as of March 17, 2004 (the "Subordinate Mortgage") executed and delivered by the Mortgagor to the Trustee. Pursuant to the terms of an Intercreditor Agreement by and between the Mortgagee and the Trustee dated as of March 17, 2004 (as the same may be modified, amended, supplemented, restated or replaced), (i) the Subordinate Mortgage and the security interests evidenced thereby are subject to, and expressly subordinated to, this Mortgage and all liens in favor of Mortgagee, its successors, successors in interest and assigns and (ii) certain rights and obligations between Mortgagee and Trustee are set forth.

     52. Special Filing as Financing Statement. This Mortgage shall likewise be a Security Agreement and a Financing Statement. This Mortgage shall be filed for record, among other places, in the real estate records of each county in which any portion of the Real Estate is situated, and, when filed in such counties, shall be effective as a financing statement covering any fixtures owned by Mortgagor and located on, at or under the Salt Premises or the Leased Premises (and accounts arising therefrom) from which salt, Other Minerals and other As-Extracted Collateral are to mined by Mortgagor and financed. At the option of Mortgagee, a carbon, photographic or other reproduction of this Mortgage or of any financing statement covering the Mortgaged Property or any portion thereof shall be sufficient as a financing statement and may be filed as such.

     53. Maximum Principal Amount. NOTWITHSTANDING ANY PROVISION SET FORTH HEREIN TO THE CONTRARY, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS, SECURED BY THIS MORTGAGE AT EXECUTION, OR WHICH UNDER ANY CONTINGENCY MAY BECOME SECURED HEREBY AT ANY TIME HEREAFTER, IS U.S. $62,141,113.50 PLUS ALL INTEREST PAYABLE UNDER THE NOTES AND ALL AMOUNTS EXPENDED BY MORTGAGEE AFTER DEFAULT BY MORTGAGOR
(A) FOR THE PAYMENT OF TAXES, CHARGES OR ASSESSMENTS WHICH MAY BE IMPOSED BY LAW UPON THE REAL ESTATE OR IMPROVEMENTS; (B) TO MAINTAIN THE INSURANCE REQUIRED UNDER THIS MORTGAGE; (C) FOR ANY EXPENSES INCURRED IN MAINTAINING THE REAL ESTATE OR IMPROVEMENTS AND UPHOLDING THE LIEN OF THIS MORTGAGE, INCLUDING, BUT NOT LIMITED TO, THE EXPENSE OF ANY LITIGATION TO PROSECUTE OR DEFEND THE RIGHTS AND LIEN CREATED BY THIS MORTGAGE, AND (D) FOR ANY AMOUNT, COST OR CHARGE TO WHICH MORTGAGEE BECOMES SUBROGATED, UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY, OR UNDER EXPRESS STATUTORY AUTHORITY.

     This Mortgage has been duly executed by Mortgagor on the date first above written.

                  [Remainder of Page Intentionally Left Blank]

                                           AMERICAN ROCK SALT COMPANY LLC,
                                           a New York limited liability company


                                           By: /s/ Neil L. Cohen
                                               ---------------------------------
                                               Name:  Neil L. Cohen
                                               Title: Vice Chairman

STATE OF NEW YORK)
COUNTY OF MONROE) ss.:

     On the 17th day of March in the year 2004 before me, the undersigned, a Notary Public in and for said State, personally appeared Neil L. Cohen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                               /s/ Timothy M. Fitzgerald
                                               ---------------------------------
                                               Notary Public

   TIMOTHY M. FITZGERALD, ESQ.
 Notary Public, State of New York
          Monroe County
Commission Expires August 15, 2006

                                           LIVINGSTON COUNTY INDUSTRIAL
                                           DEVELOPMENT AGENCY, a New York public
                                           benefit corporation


                                           By: /s/ Patrick J. Rountree
                                               ---------------------------------
                                               Name: Patrick J. Rountree
                                               Title:

STATE OF NEW YORK)
COUNTY OF Livingston) ss.:

     On the 17th day of March in the year 2004 before me, the undersigned, a Notary Public in and for said State, personally appeared Patrick J. Rountree, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.


                                           /s/  James A. Coniglio
                                           -------------------------------------
                                           Notary Public

         JAMES A. CONIGLIO
  Notary Public, State of New York
         Livingston County
Commission Expires September 14, 06